EXHIBIT 10.A.50

                             Apple Computer, Inc.

                       1997 Director Stock Option Plan

                         (Effective as of August 5, 1997)






































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                             Apple Computer, Inc.

                       1997 Director Stock Option Plan

1.  Purposes.    The purposes of the Plan are to retain the services
of qualified individuals who are not employees of the Company to serve as members of the Board and to secure for the Company the benefits of the incentives inherent in increased Common Stock ownership by such individuals by granting such individuals Options to purchase shares of Common Stock.

2.  Administration.   The Administrator will be responsible for
administering the Plan. The Administrator will have authority to adopt such rules as it may deem appropriate to carry out the purposes of the Plan, and shall have authority to interpret and construe the provisions of the Plan and any agreements and notices under the Plan and to make determinations pursuant to any Plan provision. Each interpretation, determination or other action made or taken by the Administrator pursuant to the Plan shall be final and binding on all persons. The Administrator shall not be liable for any action or determination made in good faith, and shall be entitled to indemnification and reimbursement in the manner provided in the Company's Articles of Incorporation and By-Laws as such documents may be amended from time to time.

3.  Shares Available.

Subject to the provisions of Section 7(b) of the Plan, the maximum number of shares of Common Stock which may be issued under the Plan shall not exceed 400,000 shares (the "Section 3 Limit"'). Either authorized and unissued shares of Common Stock or treasury shares may be delivered pursuant to the Plan. For purposes of determining the number of shares that remain available for issuance under the Plan, the following rules shall apply:

    (a) the number of shares of Common Stock underlying Options shall be charged against the Section 3 Limit; and

    (b) the Section 3 Limit shall be increased by (i) the number of shares subject to an Option which lapses, expires or is otherwise terminated without the issuance of such shares, and (ii) the number of shares, if any, tendered to pay the exercise price of an Option.

4.  Options.  Each Non-Employee Director shall receive grants of
Options under the Plan as follows

    (a)   Option Grants.





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         (i)  Initial Grants.   Non-Employee Directors who were members
of the Board on the day prior to the Effective Date shall be granted an Initial Option to purchase 15,000 shares of Common Stock as of August
14, 1997 ("Initial Grant Date"), provided that such individual continues to serve as a Non-Employee Director through the Initial Grant Date. Non-Employee Director who were elected or appointed to the Board on the Effective Date an Initial Option to purchase 30,000 shares of Common
Stock on the Initial Grant Due, provided that such individual continues to serve as a Non-Employee Director through the Initial Grant Date. Non-Employee Directors who are elected or appointed to the Board after the Effective Date shall be granted an Initial Option to purchase 30,000 shares of Common Stock as of the date of their election or appointment to the Board. The provisions of this Section 4(a)(i) shall not apply to any member of the Board who first becomes a Non-Employee Director by reason of such member's ceasing to be an employee of the Company and its Subsidiaries.

        (ii)  Annual Grants.   Each Non-Employee Director shall receive
an Annual Option to purchase 10,000 shares of Common Stock on the fourth anniversary of the Non-Employee Director's initial election or appointment to the Board and on each subsequent anniversary thereof, provided that the individual has remained in continuous service as a director of the Company through such anniversary date and is a Non-Employee Director on the applicable anniversary date.

    (b)   Exercise Period.   The per share exercise price of each Option
shall be the Fair Market Value of a share of Common Stock as of the date of grant of the Option determined in accordance with the provisions of the Plan.

    (c)   Vesting.     Initial Options shall vest and become exercisable in
annual installments on each of the first through third anniversaries of the date of grant, provided that the Non-Employee Director has remained in continuous service as a director of the Company through each such anniversary date. Annual Options shall be fully vested and immediately exercisable on their date of grant.

    (d)   Term of Options.

         (i)  Ten-Year Term.   Each Option shall expire ten (10) years from
its date of grant, subject to earlier termination as provided herein.

        (ii) Exercise Following Termination of Service Due to Death. If a Non-Employee Director ceases to be a member of the Board by reason of such Non-Employee Director's death, the Options granted to such Non-Employee Director may be exercised by such Non-Employee Director's

Beneficiary, but only to the extent the Option was exercisable at the time of the Non-Employee Director's death, at any time within three (3) years alter the date of such termination of service, subject to the earlier expiration of such Options as provided for in Section 4(d)(i) above. At the

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end of such three-year period, the vested portion of the Option shall expire. The unvested portion of the Option shall expire on the date of the Non-Employee Director's death.

       (iii) Termination of Options if a Non-Employee Director is Removed from the Board for Cause. In the event a Non-Employee
Director is removed from the Board for "cause," all Options granted to such Non-Employee Director (whether or not then vested and exercisable) shall immediately terminate and be of no further force and effect as of the effective date of such removal from the Board. Whether a Non-Employee Director is removed by the Board for "cause" shall be determined by the Board in accordance with the By-Laws of the Company.

        (iv)  Exercise Following Other Terminations of Service.    If a Non-
Employee Director ceases to be a member of the Board for any reason other than death or removal from the Board for cause, the Options granted to such Non-Employee Director may be exercised by such Non-
Employee Director, but only to the extent the Option was exercisable at the time of the Non-Employee Director's termination, at any time within ninety (90) days after the date of such termination of service, subject to the earlier expiration of such Options as provided for in Section 4(d)(i) above. At the end of such ninety-day period, the vested portion of the Option shall expire. The unvested portion of the Option shall expire on the date of the Non-Employee Director's termination of service with the Board.

    (e)   Time and Manner of Exercise of Options.

         (i)  Notice of Exercise.    Subject to the other terms and conditions
hereof, a Non-Employee Director may exercise any Option, to the extent such Option is vested, by giving written notice of exercise to the Company; provided, however, that in no event shall an Option be exercisable for a fractional share. The date of exercise of an Option shall be the later of (A) the date on which the Company receives such written notice and (B) the date on which the conditions provided in Section
4(e)(ii) are satisfied.

        (ii) Method of Payment. The consideration to be paid for the shares to be issued upon exercise of an Option may consist of (A) cash, (B) check, (C) other shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which the Option shall be exercised and which have been owned by the Non-Employee Director for at least six (6) months at the time of exercise, (D) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of proceeds required to pay the exercise price, or (E) any combination of the foregoing methods of payment.

       (iii)  Stockholder Rights.   A Non-Employee Director shall have
no rights as a stockholder with respect to any shares of Common Stock issuable upon exercise of an Option until a certificate evidencing such

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shares shall have been issued to the Non-Employee Director pursuant to
Section 4(e)(v), and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Non-Employee Director shall become the holder of record thereof.

        (iv)  Limitation on Exercise.    No Option shall be exercisable
unless the Common Stock subject thereto has been registered under the Securities Act and qualified under applicable state "blue sky" laws in connection with the offer and sale thereof, or the Company has determined that an exemption from registration under the Securities Act and from qualification wider such state "blue sky" laws is available.

         (v)  Issuance of Shares.    Subject to the foregoing conditions, as
soon as is reasonably practicable after its receipt of a proper notice of exercise and payment of the exercise price of the Option for the number of shares with respect to which the Option is exercised, the Company shall deliver to the Non-Employee Director (or following the Non-Employee Director's death, the Beneficiary entitled to exercise the Option), at the principal office of the Company or at such other location as may be acceptable to the Company and the Non-Employee Director (or such Beneficiary), one or more stock certificates for the appropriate number of shares of Common Stock Issued in connection with such exercise. Shares sold in connection with a "cashless exercise" described in clause C of
Section 4(e)(ii) shall be delivered to the broker referred to therein in accordance with the procedures established by the Company from time to time.

    (f) Restrictions on Transfer. An Option may not be transferred, pledged, assigned, or otherwise disposed of, except by will or by the laws of descent and distribution; provided, however, that an Option may be transferred to a Non-Employee Director's family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members. The Option shall be exercisable, during the Non-Employee Director's lifetime, only by the Non-Employee Director or by the individual or entity to whom the Option has been transferred in accordance with the previous sentence. No assignment or transfer of the Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right in the Option, but immediately upon any attempt to assign or transfer the Option the same shall terminate and be of no force or effect.

5.  Designation of Beneficiary.

    (a)   Beneficiary Designations.    Each Non-Employee Director
may designate a Beneficiary to exercise an Option upon the Non-Employee Director's death by executing a Beneficiary Designation Form.


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    (b)   Change of Beneficiary Designation.    A Non-Employee
Director may change an earlier Beneficiary designation by executing a later Beneficiary Designation Form and delivering it to the Administrator. The execution of a Beneficiary Designation Form and its receipt by the Administrator will revoke and rescind any prior Beneficiary Designation Form.

6.  Change in Control.

Anything in the Plan to the contrary notwithstanding, in the event of a Change in Control of the Company, the following provisions shall apply:

    (a) Any Options outstanding as of the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested.

    (b) The value of all outstanding Options (to the extent not previously exercised) shall be cashed out on the date of the Change in Control. The amount at which such Options shall be cashed out shall be equal to the excess, if any, of (i) the Change in Control Price over (ii) the exercise price of the Common Stock covered by the Option. The cash-out proceeds shall be paid to the Non-Employee Director or, in the event of death of the Non-Employee Director prior to payment, to the Beneficiary thereof.

    (c) If the Administrator shall receive an opinion from a nationally recognized firm of accountants to the Company that the cash-out provisions in
Section 6(b) above with respect to Options will prohibit the utilization of "pooling of interests" accounting in connection with the transaction resulting in the Change in Control of the Company, then the following shall apply, but only to the extent necessary to permit such accounting treatment: (i) the provisions of Section 6(b) shall not apply to the Options, (ii) each such Option shall become immediately vested and exercisable as of the date such opinion is received by the Administrator, and (iii) the Administrator shall promptly inform each Non-Employee Director of such opinion and of the accelerated vesting and exercisability of the Option sufficiently prior to the anticipated date of the Change in Control, so as to permit the Option to be exercised prior to the date of the Change in Control.

7.  Recapitalization or Reorganization.

    (a)   Authority of the Company and Shareholders.   The existence
of the Plan shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

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    (b)   Change in Capitalization.  Notwithstanding any other
provision of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares (a "change in Capitalization"), (i) such proportionate adjustments as may be necessary (in the form determined by the Administrator in its sole discretion) to reflect such change shall be made to prevent dilution or enlargement of the rights of Non-Employee Directors under the Plan with respect to tile aggregate number of shares of Common Stock authorized to be awarded under the Plan, the number of shares of Common Stock covered by each outstanding Option and the exercise prices in respect thereof and the number of shares of Common Stock covered by future Option grants and (ii) the Administrator may make such other adjustments, consistent with the foregoing, as it deems appropriate in its sole discretion.

    (c) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each outstanding Option will vest and become exercisable on a date prior to the consummation of the proposed action that is reasonably sufficient to enable the Non-Employee Directors to exercise their Options.

8.  Termination and Amendment of the Plan.

    (a)   Termination.   The Plan shall terminate on the tenth
anniversary of the Effective Date, Following such date, no further grants of Options shall be made pursuant to the Plan.

    (b)   General Power of Board.   Notwithstanding anything herein
to the contrary, the Board may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part; provided, however, that no such termination, modification, suspension or amendment shall be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule; and provided further, that the Board may not, without shareholder approval, increase the maximum number of shares issuable under the Plan except as provided in Section 7(b) above.

    (c)   When Non-Employee Directors' Consents Required.   The
Board may not alter, amend, suspend, or terminate the Plan without the consent of any Non-Employee Director to the extent that such action would adversely affect his or her rights with respect to Options that have previously been granted.

9.  Miscellaneous.

    (a)   No Right to Reelection.   Nothing in the Plan shall be deemed
to create any obligation on the part of the Board to nominate any of its members for reelection by the Company's stockholders, nor confer upon any Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation

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    (b)   Securities Law Restrictions.   The Administrator may require
each Non-Employee Director purchasing or acquiring shares of Common Stock pursuant to the Plan to agree with the Company in writing that such Non-Employee Director is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange
Commission or any exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

    (c)   Expenses.    The costs and expenses of administering the Plan
shall be borne by the Company.

    (d)   Applicable Law.   Except as to matters of federal law, the Plan
and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California without giving effect to conflicts of law principles.

    (e)   Effective Date.   The Plan shall be effective as of the Effective
Date, subject to the approval thereof by the stockholders of the Company by no later than the next Annual Meeting to occur after the Effective Date. If such stockholder approval is not obtained by the date of such Annual Meeting, all prior Option grants shall be void ab initio and of no further force and effect.

10. Definitions. Capitalized words not otherwise defined in the Plan have the meanings set forth below:

"Administrator" means the Chief Executive Officer of the Company or the individual appointed by the Chief Executive Officer of the Company to administer the Plan.

"Annual Meeting" means an annual meeting of the Company's stockholders.

"Annual Option"  means  an Option granted to a Non-Employee
Director pursuant to Section 4(a)(ii) of the Plan.

"Beneficiary" or "Beneficiaries" means an individual or entity designated by a Non-Employee Director on a Beneficiary Designation
Form to exercise Options in the event of the Non-Employee Director's death; provided, however, that, if no such individual or entity is designated or if no such designated individual is alive at the time of the Non-
Employee Director's death, Beneficiary shall mean the Non-Employee
Director's estate.

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"Beneficiary Designation Form"  means  a document, in a form approved by the Administrator to be used by Non-Employee Directors to name their respective Beneficiaries. No Beneficiary Designation Form shall be effective unless it is signed by the Non-Employee Director and received by the Administrator prior to the date of death of the Non-Employee Director.

"Board"  means the Board of Directors of the Company.

"Change in Control"  means the happening of any of the following:

         (i)  When any "person", as such term is used in Sections
13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

        (ii) The occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

"Change in Control Price" means, as determined by the Administrator, (i) the highest Fair Market Value at any time within the sixty-day period immediately preceding the date of determination of the Change in Control price by the Administrator (the "Sixty-Day Period"), or
(ii) the highest price paid or offered, as determined by the Administrator, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the Sixty-Day Period.

"Code," means the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations promulgated thereunder.

"Common Stock" means the common stock of the Company, no par value per share.

"Company" means Apple Computer, Inc., a California corporation, or any successor to substantially all of its business.

"Effective Date"  means, subject to Section 9(e), August 5, 1997.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the applicable rules and relations promulgated thereunder.

"Fair Market Value" means the value of Common Stock determined as follows:


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         (i)  If the Common Stock is listed on any established stock exchange or a national market system (including without limitation the National Market System of the National Association of Securities Dealers,
Inc. Automated Quotation ("NASDAQ") System), its Fair Market Value shall be the closing sales price for such stock or the closing bid if no sales were reported, as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Common Stock) for the date of determination or, if the date of determination is not a trading day, the immediately preceding trading day, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

        (ii)  If the Common Stock is regularly quoted on the NASDAQ
System (but not on the National Market System) or quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock on the date of determination or, if there are no quoted prices on the date of determination, on the last day on which there are quoted prices prior to the date of determination.

       (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

"Initial Option" means an Option granted to a Non-Employee Director pursuant to Section 4(a)(i) of the Plan.

"Non-Employee Director" means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

"Option "means an option to purchase shares or Common Stock awarded to a Non-Employee Director pursuant to the Plan and includes Initial Options and Annual Options.

"Plan"  means the Apple Computer, Inc. 1997 Director Stock Option Plan.

"Section 3 Limit " shall have the meaning set forth in Section 3 of the Plan.

"Subsidiary" means any corporation which is a "subsidiary corporation" within the meaning of Section 424(f) of the Code with respect to the Company.








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